EXHIBIT 21.1



                           Subsidiaries of the Company
               and the Jurisdiction in which each is Incorporated



A.        Wholly-owned
         Saba Petroleum, Inc., a California corporation Saba Petroleum Company of Michigan, Inc., a Michigan corporation Saba Energy of Texas, Inc., a Texas corporation Saba Exploration Company, a California corporation Saba Cayman Limited , a Cayman Islands corporation Sabacol, Inc., a Delaware corporation Saba International Limited, a Delaware corporation Santa Maria Refining Company, a California corporation Saba Realty, Inc., a California corporation

B.        Partially-owned
         Beaver Lake Resources Corporation, a Canadian corporation

C.       Affiliates and Indirect Subsidiaries
         MV Ventures,  a Texas general  partnership  Saba Jatiluhur  Limited,  a
          Cayman Islands corporation wholly owned
                  by Saba Cayman Limited
         Saba Petroleum (U.K.) Limited, a United Kingdom corporation wholly owned by Saba Cayman Limited
         Processing Agreement between Santa Maria Refining Company and
                  Petro Source Refining Corporation dated May 1, 1995